EXHIBIT 99.1

NEWS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Approves Stock Repurchase Program with Authorization Up to $1.5 Billion

MOUNTAIN VIEW, Calif. – Sep. 1, 2022 – Synopsys, Inc. (Nasdaq: SNPS) today announced that its Board of Directors has replenished its stock repurchase program with an increased authorization to purchase up to $1.5 billion of common stock.

“We continue to execute very well, balancing our strategic investments to grow the business, expand margins and return capital to shareholders,” said Trac Pham, chief financial officer of Synopsys. “This replenishment of our stock repurchase program with an increased authorization amount of up to $1.5 billion reinforces our ongoing commitment to generate sustainable, long-term shareholder value.”

The stock repurchase program does not obligate Synopsys to acquire any particular amount of common stock, and the program may be suspended or terminated at any time by Synopsys’ chief executive officer, chief financial officer or the Board of Directors at their sole discretion.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As an S&P 500 company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and offers the industry’s broadest portfolio of application security testing tools and services. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing more secure, high-quality code, Synopsys has the solutions needed to deliver innovative products. Learn more at www.synopsys.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the timing and extent of stock repurchases, if any, and our planned deployment of capital. Forward-looking statements are subject to both known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, among others: fluctuations in the market price of Synopsys common stock and our use of cash for other purposes. Other risks and uncertainties that may apply are set forth in the Risk Factors section of Synopsys’ most recently filed Quarterly Report on Form 10-Q. Synopsys assumes no obligation to update any forward-looking statement contained in this press release.

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